Exhibit 99.1

Pfenex Announces Appointment of New Board Member, Magda Marquet, Ph.D.

SAN DIEGO, March 4, 2019 —Pfenex Inc. (NYSE American: PFNX), a clinical-stage development and licensing biotechnology company focused on leveraging its Pfēnex Expression Technology® to improve protein therapies for unmet patient needs, today announced the appointment of Magda Marquet, Ph.D. to its Board of Directors, February 28, 2019. Dr. Marquet was also appointed to serve as a member of the corporate governance and nominating committee.

“We are pleased to welcome Dr. Marquet to the Pfenex Board. We welcome the valuable insights and guidance she brings to the company, from her successful career building a commercial biotech business across the U.S. and Europe, as well as her expertise in drug development and manufacturing,” said Jason Grenfell-Gardner, Chairman of Pfenex. “Dr. Marquet has a history of creating a winning corporate culture of innovation and expertise in strategic growth and corporate governance.”

“I look forward to working with the rest of the Pfenex Board of Directors and management team at this ever-important point in the Company’s history. Pfenex has established a pipeline of key programs that offer significant near-term opportunities to drive shareholder value, as well as the ability to leverage its Pfēnex Expression Technology platform to generate exciting new programs,” stated Dr. Marquet.

Dr. Marquet has decades of experience in the biotechnology industry in the United States and Europe. Dr. Marquet co-founded Althea Technologies in 1998 and led the company as co-CEO for ten years until its acquisition by Ajinomoto in 2013. Currently, Dr. Marquet is the co-Founder and co-CEO of ALMA Life Sciences, an early stage investment firm focusing on the creation and growth of innovative healthcare companies with an overall focus on prevention. Dr. Marquet is also the co-Founder of AltheaDx, a commercial stage precision medicine company with the world’s leading pharmacogenomics test for anxiety and depression.

Dr. Marquet serves as a board member of Arcturus Therapeutics (NASDAQ: ARCT). She is an advisor to Mesa Verde Venture Partners and City National Bank. Dr. Marquet plays a pivotal role in developing San Diego’s entrepreneurial ecosystem where she serves on several non-profit boards, including BIOCOM, CONNECT, EDC and Moores Cancer Center at UC San Diego. She holds a Ph.D. in Biochemical Engineering from INSA/University of Toulouse, France.

About Pfenex Inc.

We are a clinical-stage development and licensing biotechnology company focused on leveraging our Pfēnex Expression Technology® to develop and improve protein therapies for unmet patient needs. Using the patented Pfēnex Expression Technology platform, we have created an advanced pipeline of therapeutic equivalents, vaccines, biologics and biosimilars. The Company also uses its Pfēnex Expression Technology platform to produce CRM197, a diphtheria toxoid carrier protein used in prophylactic and therapeutic vaccines. Our lead product candidates are PF708, a therapeutic equivalent candidate to Forteo® (teriparatide) for the treatment of osteoporosis, and our novel anthrax vaccine candidates, Px563L and RPA563, funded through an advanced development contract with the U.S. government. In addition, we are developing hematology/oncology products, including PF743, a recombinant crisantaspase, and PF745, a recombinant crisantaspase with half-life extension technology, in collaboration with Jazz Pharmaceuticals. Furthermore, our pipeline includes biosimilar candidates to Lucentis® and Neulasta®.

Cautionary Note Regarding Forward-Looking Statement –

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Pfenex’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the future potential of Pfenex’s product candidates and the company in general, including its pipeline of key programs to offer significant near-term opportunities to drive shareholder value, and Pfenex’s ability to leverage its Pfenex Expression Technology to generate exciting new programs. Pfenex’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual results may differ materially from those indicated by these forward-looking statements as a result of the uncertainties inherent in the clinical drug development process, including, without limitation, Pfenex’s ability to successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates or may require Pfenex to conduct additional clinical trials or modify ongoing clinical trials or regulatory pathways; challenges related to commencement, patient enrollment, completion, and analysis of clinical trials; difficulties in achieving and demonstrating biosimilarity in formulations; Pfenex’s ability to manage operating expenses; Pfenex’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives; Pfenex’s dependence on third parties for development, manufacture, marketing, sales and distribution of products; unexpected expenditures; litigation and other proceedings regarding intellectual property rights, including potential future litigation by Eli Lilly and Company with respect to PF708; and difficulties in obtaining and maintaining intellectual property protection for its product candidates. Information on these and additional risks, uncertainties, and other information affecting Pfenex’s business and operating results is contained in Pfenex’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed with the Securities and Exchange Commission and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

Company Contact:

Susan A. Knudson

Chief Financial Officer

(858) 352-4324

sknudson@pfenex.com